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                                                                   EXHIBIT 10.10


                         EXCLUSIVE MARKETING AGREEMENT


         This agreement between Bill and Nikki Coward (BNC) and Level Best Golf
(LBG) grants exclusive worldwide marketing rights to LBG for the Club Parka, and the Parka Pouch under the following conditions.

- BNC will be allowed to continue marketing the Club Parka, and the Parka Pouch to green grass pro shops and off course golf shops. However, LBG will be allowed to pursue these markets on a non-exclusive basis provided their efforts are co-ordinated with BNC. If LBG can establish a substantial rep. network to service this market, BNC would give consideration to granting LBG exclusive rights to these markets.

- BNC would retain all rights to direct response television commercials and specifically Q.V.C. and H.S.N.

- LBG is responsible for all manufacturing, packaging and marketing costs associated with their efforts.

- LBG agrees that all samples will be submitted to BNC to assure that product quality is maintained. Written approval will be provided by BNC and shall not be unreasonably withheld.

-        LBG agrees to sell product to BNC at landed cost plus 20%.
         Verification of cost will be provided by LBG.

- LBG agrees to pay BNC 10% of gross collected sales on a quarterly basis. Gross collected sales being defined as the amount received from customer invoices, with no deductions for sales, marketing, administrative, and any other expenses. Payments are to be made within 30 days of the close of each calendar quarter. BNC will be provided with a complete statement of sales on a quarterly basis, and will have the rights at their own expense to audit sales records and receipts on an annual basis.

- BNC is responsible for any and all payments to any partners or agents of BNC who may be involved with the Club Parka.

- BNC is responsible for any cost associated with maintaining any trade marks, copyrights or patents.
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-        The term of this agreement is five years provided the conditions set forth in this agreement are met and the following minimum quantities of product sales are maintained:

                                 1997 - 50,000
                                 1998 - 100,000
                                 1999 - 100,000
                                 2000 - 100,000
                                 2001 - 100,000


/s/ Bill Coward         9-3-96          /s/ Greg Solomon                  9-5-96
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Bill Coward             Date            Greg Solomon   Level Best Golf    Date



/s/ Nikki Coward        9-3-96
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Nikki Coward            Date









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